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                                                                       EXHIBIT 1

                           PEABODY ENERGY CORPORATION

                                  $650,000,000

                          6 7/8% SENIOR NOTES DUE 2013

                               PURCHASE AGREEMENT

                                                                  March 14, 2003

Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Wachovia Securities, Inc.
Fleet Securities, Inc.
U.S. Bancorp Piper Jaffray Inc.
PNC Capital Markets, Inc.
BMO Nesbitt Burns Corp.
Credit Lyonnais Securities (USA) Inc.
ABN AMRO Incorporated
As representatives of the Initial Purchasers

c/o Lehman Brothers Inc.
745 Seventh Avenue, 19th Floor
New York, New York 10019

and

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York, 10036

Ladies and Gentlemen:

                  Peabody Energy Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Initial Purchasers named in Schedule 1 hereto (the "INITIAL PURCHASERS") $650,000,000 in aggregate principal amount of its 6 7/8% Senior Notes due 2013 (the "NOTES") guaranteed (the "GUARANTEES") by the Company's domestic subsidiaries signatory hereto (collectively, the "SUBSIDIARY GUARANTORS") pursuant to the terms of an indenture (the "INDENTURE"), to be dated as of March 21, 2003, among the Company, the Subsidiary Guarantors and US Bank National Association, as trustee (the "TRUSTEE").

                  The Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated March 7, 2003 (as amended or supplemented, the "PRELIMINARY OFFERING MEMORANDUM"), and will prepare a final offering memorandum (as amended or supplemented, the "OFFERING MEMORANDUM"), to be dated March 14, 2003, relating to the Company, the Notes and the Guarantees.

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                  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution therefor) shall bear substantially the following legend:

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
         NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (A) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO THE COMPANY,
         (II) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (IV) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR
         (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (IV) OR (V) TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER

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         INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR
         IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  You have advised the Company that you will make offers and sales (the "EXEMPT RESALES") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Regulation S under the Securities Act ("REGULATION S") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Notes to Eligible Purchasers initially at a price equal to 98.25% of the principal amount thereof. Thereafter, the offering price may be changed at any time without notice.

                  In connection with the offering of the Notes, the Company and the Subsidiary Guarantors will enter into a new revolving credit facility in the amount of $600.0 million and a $450.0 million term loan B facility pursuant to a credit agreement among the Company, the Subsidiary Guarantors, Wachovia Securities, Inc., Fleet Securities, Inc. and Lehman Brothers Inc. as Arrangers, Wachovia Bank, National Association and Lehman Commercial Paper Inc., as the Syndication Agents, Fleet National Bank, as the Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and the other lenders party thereto, (the "NEW CREDIT FACILITY"). The net proceeds from the sale of the Notes, along with borrowings under the New Credit Facility, will be used to repurchase the Company's outstanding 8 7/8% Senior Notes due 2008 and 9 5/8% Senior Subordinated Notes due 2008 (collectively, the "OLD NOTES"), to repay substantially all of the indebtedness of the Company's subsidiary, Black Beauty Coal Company and fees and expenses related to the Transactions (as defined below), as described in the "Use of Proceeds" section of the Offering Memorandum. The repurchase of the Old Notes, the repayment of the other indebtedness, the entering into of the New Credit Facility and the offering of the Notes as provided in the "Use of Proceeds" section of the Offering Memorandum are collectively referred to herein as the "TRANSACTIONS."

                  Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") among the Company, the Subsidiary Guarantors and the Initial Purchasers, to be dated as of the Closing Date, in the form of Exhibit A hereto, for so long as such Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a separate series of the Company's 6 7/8% Senior Notes due

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2013 (the "EXCHANGE NOTES") to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the "REGISTERED EXCHANGE OFFER") and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Exchange Notes, the Guarantees, the Exchange Note Guarantees (as defined below), the Indenture and Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

                  SECTION 1. Representations, Warranties and Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, represent, warrant and agree that:

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum have been or will be prepared by the Company and Subsidiary Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and Subsidiary Guarantors, is threatened.

                  (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein, as specifically identified in Section 8(e) hereof.

                  (c) The documents incorporated by reference in the Offering Memorandum, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

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                  (d)      The Company and each of its subsidiaries (as defined
         in Section 15) have been duly incorporated or organized, as the case may be, and are validly existing as their respective business entities and in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); and none of the subsidiaries of the Company other than Black Beauty Coal Company, Caballo Coal Company, Coal Properties Corp., Gold Fields Mining Corporation, Peabody Coal Company, Peabody Development Company, Peabody Holding Company, Inc., Peabody Natural Resources Company, Peabody Western Coal Company and Powder River Coal Company is a "significant subsidiary," as such term is defined in Rule 405 under the Securities Act.

                  (e) The Company has an authorized capitalization as set forth in the Preliminary Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conforms in all material respects to the description thereof contained in the Offering Memorandum; and all of the issued shares of capital stock or membership interests, as the case may be, of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company's existing credit facility (which will be assigned to the lenders under the New Credit Facility on the Closing Date) and contemplated under the New Credit Facility or otherwise described in the Offering Memorandum, and none of such shares of capital stock or membership interests, as the case may be, were issued in violation of a preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any Subsidiary Guarantor is a party or otherwise.

                  (f) Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Operative Documents to which it is a party.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                  (h) The Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors, and when duly executed by the proper officers of the Company and each of the Subsidiary Guarantors (assuming due execution and delivery by the Initial Purchasers) and delivered by the Company and each of the Subsidiary Guarantors, will constitute a legal, valid and binding agreement of the

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         Company and each of the Subsidiary Guarantors, enforceable against the
         Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

                  (i) The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors, and when duly executed by the proper officers of the Company and each of the Subsidiary Guarantors (assuming due execution and delivery by the Trustee) and delivered by the Company and each of the Subsidiary Guarantors, will constitute a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. Upon the effectiveness of the Exchange Offer Registration Statement, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder applicable to an indenture that is qualified thereunder.

                  (j) The Notes have been duly authorized by the Company and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, when delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (k) The Guarantees have been duly authorized by each of the Subsidiary Guarantors and when duly endorsed on the Notes in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof will constitute legal, valid and binding obligations of each of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against each of the Subsidiary

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         Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (l) The Exchange Notes have been duly authorized by the Company and if and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (m) The guarantees of the Exchange Notes (the "EXCHANGE NOTE GUARANTEES") have been duly authorized by each of the Subsidiary Guarantors and if and when duly endorsed on the Exchange Notes in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when the Exchange Notes are delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of each of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (n) The Company and the Subsidiary Guarantors have all requisite corporate power and authority to enter into (A) the New Credit Facility and (B) any and all other agreements and instruments ancillary to or entered into in connection with the transaction contemplated by the New Credit Facility (items (A) and (B) are referred to collectively as the "CREDIT DOCUMENTS").

                  (o) Each of the New Credit Facility and the other Credit Documents have been duly and validly authorized, executed and delivered by the Company and the Subsidiary Guarantors and (assuming due authorization, execution and delivery by the other parties thereto) constitutes a legal, valid and binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws

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         relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (p) The execution, delivery and performance of this Agreement, the other Operative Documents and the New Credit Facility and the other Credit Documents by the Company and the Subsidiary Guarantors and the consummation of the Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and
         (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as may be required in connection with (1) the registration of the Notes, the Exchange Notes, the Guarantees and/or the Exchange Note Guarantees under the Securities Act in accordance with the Registration Rights Agreement, (2) qualification of the Indenture under the Trust Indenture Act, (3) compliance with the securities or Blue Sky laws of various jurisdictions and (4) filings required by the terms of the Credit Documents, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, any of the other Operative Documents, the New Credit Facility and the other Credit Documents by the Company and the Subsidiary Guarantors and the consummation of the Transactions.

                  (q) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The other financial data, selected pro forma ratios and operating data included in the Offering Memorandum is presented fairly and has been prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (r) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect; and to the Company's

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         knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

                  (s) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business that has had a Material Adverse Effect, whether from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any material change in the capital stock or material increase in the long-term debt of the Company or any of its subsidiaries or any change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations or business of the Company and its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth or contemplated in the Offering Memorandum.

                  (t) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                  (u) The Company and each Subsidiary Guarantor (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 7(j) hereof, are and have been, independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder during the periods covered by the financial statements on which they reported.

                  (w) The market-related and industry data included in the Offering Memorandum are based upon estimates by the Company on or derived from sources that the Company and the subsidiaries believe to be reliable and accurate in all material respects.

                  (x) The Company has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority ("PERMITS"), including, without limitation, any permits or approvals required by the United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such

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         Permits would not reasonably be expected to have a Material Adverse
         Effect. The Company has fulfilled and performed in all material respects, all its material obligations with respect to the Permits, and, to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not reasonably be expected to have a Material Adverse Effect.

                  (y) To the knowledge of the Company, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (z) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Offering Memorandum.

                  (aa) Except as would not reasonably be expected to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

                  (bb) Each of the Company, Black Beauty Coal Company and the Subsidiary Guarantors has filed (or obtained extensions in filing) all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not be reasonably likely to have a Material Adverse Effect) and has paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP, those currently payable without penalty or interest or the nonpayment of which would not be reasonably likely to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company, Black Beauty Coal Company and the Subsidiary Guarantors that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

                  (cc) Neither the Company, Black Beauty Coal Company nor the Subsidiary Guarantors (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the cases of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (dd) Except as set forth in the Offering Memorandum, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect, except as set forth in, or specifically contemplated by, the Offering Memorandum; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "HAZARDOUS WASTES," "TOXIC WASTES," "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (ee) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum or that would not reasonably be expected to have a Material Adverse Effect; and all real property held under lease by the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, is held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (ff) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of the Company and each of its subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company nor any of its subsidiaries (each on a consolidated basis) is, nor will any of the Company or any of its subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the other Operative Documents and the New Credit Facility and the other Credit Documents and the consummation of the Transactions, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

                  (gg) Neither the Company nor any subsidiary is, or, as of the Closing Date (as defined below) after giving effect to the Transactions and the application of the proceeds as described in the Offering Memorandum under the section entitled "Use of Proceeds," neither the Company nor any subsidiary will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (hh) Neither the Company nor any other affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes and the Guarantees in a manner that would require the registration of the Notes and the Guarantees under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes and the Guarantees, provided, however, that no representation is made as to the Initial Purchasers or any person acting on their behalf. Neither the Company nor any Subsidiary Guarantor has offered, sold or issued any securities, or securities that are convertible into other securities, with terms that are substantially similar to the Notes and the Guarantees during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Section 4(2) of the Securities Act or Regulation D or Regulation S under the Securities Act.

                  (ii) Neither the Company nor any Subsidiary Guarantor has distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes and the Guarantees, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum and the Company's press release issued on March 7, 2003 pursuant to Rule 135(c) of the Securities Act.

                  (jj) When issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

                  (kk) Assuming (i) that your representations and warranties in Section 2 of this Agreement are true, (ii) compliance by you with the covenants set forth herein and (iii) that each of the Eligible Purchasers is a QIB or a person who acquires the Notes and the Guarantees outside the United States in an "offshore transaction" and is not a "U.S. person" (within the meaning of Rule 904 of Regulation
         S), it is not necessary in connection with the purchase of the Notes and the Guarantees and the offer and initial resale of the Notes and the Guarantees by you in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  (ll) None of the Company, any Subsidiary Guarantor or any of their affiliates (other than Lehman Brothers Inc.) or any person acting on their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and the Company, the Subsidiary Guarantors and their other affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States, provided, however, no representation is made as to the Initial Purchasers or any person acting on their behalf. The sales of the Notes pursuant to Regulation S are not part of a plan or scheme to evade the registration provision of the Securities Act.

                  (mm) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes and the Guarantees to facilitate the sale or resale of the Notes and the Guarantees.

                  (nn) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned as of the date hereof to the Company or any of their respective securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company.

                  (oo) The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Notes and the Guarantees to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (pp) The Company and each Subsidiary Guarantor understands that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  (qq) Upon the earlier to occur of (1) the Company's acquisition of the 18.3% minority interest in Black Beauty Coal Company and Black Beauty Equipment Company and (2) one year from the date of the Indenture, the Company will cause Black Beauty Coal Company and its subsidiaries that are not Specified Subsidiaries (as defined in the Indenture) and Black Beauty Equipment Company and its subsidiaries (collectively, the "BLACK BEAUTY ENTITIES") to execute a supplemental indenture, pursuant to which the Black Beauty Entities will become Subsidiary Guarantors under the Indenture

                  SECTION 2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, each of the Company and the Subsidiary Guarantors, that:

                  (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and the Guarantees.

                  (b) Such Initial Purchaser (i) is not acquiring the Notes and the Guarantees with a view to any distribution thereof or with any present intention of offering or selling any of the Notes and the Guarantees in a transaction that would violate the Securities Act or any state securities laws or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes and the Guarantees only from, and will offer to sell the Notes and the Guarantees only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Notes and the Guarantees, nor has it offered or sold the Notes and the Guarantees by, or otherwise engaged in, any form of general solicitation in connection with the offering of the Notes and the Guarantees.

                  (c) The Notes and the Guarantees have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Such Initial Purchaser represents that it has not offered, sold or delivered the Notes and the Guarantees, and will not offer, sell or deliver the Notes and the Guarantees (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Guarantees and the Closing Date (such period, the "DISTRIBUTION COMPLIANCE PERIOD"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act. Accordingly, such Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Notes and the Guarantees, and its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                  (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes and Guarantees (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes and Guarantees from them during the Distribution Compliance Period a confirmation or notice substantially to the following effect:

                  "The Notes covered hereby have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act, and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice substantially to the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (e) All offers and sales of the Notes and the Guarantees by such Initial Purchaser pursuant to Regulation S are and will be "offshore transactions" within the meaning of Regulation S and are not and will not be part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (f) Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to
         Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  The terms used in this Section 2 have the meanings assigned to them in Regulation S and are used herein as so defined.

                  SECTION 3. Purchase of the Notes and the Guarantees by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes (and cause the Subsidiary Guarantors to issue the Guarantees) to the several Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase the amount of Notes set opposite that Initial Purchaser's name in Schedule 1 hereto. Each Initial Purchaser will purchase such aggregate principal amount of Notes at an aggregate purchase price equal to 98.25% of the principal amount thereof (the "PURCHASE PRICE").

                  The Company shall not be obligated to deliver any of the Notes to be delivered on the Closing Date (as defined below), except upon payment for all the Notes and the Guarantees to be purchased on the Closing Date as provided herein.

                  SECTION 4. Delivery of and Payment for the Notes and the Guarantees.

                  (a) Delivery of and payment for the Notes and the Guarantees shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 A.M., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers and the Company. This date and time are sometimes referred to as the "CLOSING DATE."

                  (b) On the Closing Date, one or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of Notes sold pursuant to Exempt Resales (collectively, the "GLOBAL NOTES"), shall be delivered by the Company to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you no later than one business day prior to the Closing Date. The Global Notes in definitive form shall be made available to the Initial Purchasers for inspection not later than 2:00 p.m. on the business day prior to the Closing Date.

                  SECTION 5. Further Agreements of the Company. The Company agrees:

                  (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of the issuance by the Commission or any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes and the Guarantees for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws, the Company shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

                  (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than two business days after being furnished a copy of such amendment or supplement. The Company shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable, in the Company's opinion, in connection with Exempt Resales.

                  (d) If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Registered Exchange Offer, any event shall occur that, in the judgment of the Company or in your judgment or the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that, at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, (i) the statements in the Offering Memorandum as amended or supplemented, in the light of the circumstances under which they were made, will not be misleading and
         (ii) the Offering Memorandum will comply with applicable law.

                  (e) Promptly from time to time to take such action as you may reasonably request to qualify the Notes and the Guarantees for offering and sale under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or subject itself to taxation in excess of any nominal amount in any such jurisdiction where it is not then so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Guarantees.

                  (f) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes and the Guarantees.

                  (g) Except as contemplated in the Registration Rights Agreement, not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes and the Guarantees in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Notes and the Guarantees.

                  (h) For so long as any Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any registered holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

                  (i) To use its reasonable best efforts to cause the Notes to be eligible for trading in The PORTAL(SM) Market ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc., and to permit the Notes to be eligible for clearance and settlement through DTC.

                  (j) To apply the net proceeds from the sale of the Notes as set forth in the Offering Memorandum under the section entitled "Use of Proceeds."

                  (k) For the period that is two years after the Closing Date to take such steps as shall be necessary to ensure that neither the Company nor any subsidiary of the Company shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

                  (l) Except for borrowings under the New Credit Facility, for a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company or any Subsidiary Guarantor in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except (i) for the Exchange Notes and the Exchange Note Guarantees in connection with the Exchange Offer or (ii) with the prior consent of the Initial Purchasers, which consent shall not be unreasonably withheld.

                  SECTION 6. Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Company and the Subsidiary Guarantors of the Notes and the Guarantees, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification),
(v) furnishing such copies of the Preliminary Offering Memorandum and the Offering

Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Notes in PORTAL, (ix) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the offering of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (x) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer and (xi) the performance by the Company and the Subsidiary Guarantors of its other obligations under this Agreement.

                  SECTION 7. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions.

                  (a) The Offering Memorandum shall have been printed and copies distributed to you not later than 9:00 A.M., New York City time, on March 17, 2003, or at such later date and time as you may approve in writing, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Credit Documents, the Offering Memorandum, and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Simpson Thacher & Bartlett shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Subsidiary Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, substantially in the form attached hereto as Exhibit B.

                  (e) Counsel for the Subsidiary Guarantors that are incorporated or organized, as the case may be, in the States of Illinois, Indiana, Kentucky and West Virginia shall have furnished to the Initial Purchasers its written opinion, as counsel to the Subsidiary Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, substantially in the form attached hereto as Exhibit C.

                  (f) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Notes and the Guarantees, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) Each of the Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (h) Each of the Company, the Subsidiary Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (i) The Notes shall have been approved for trading in PORTAL and shall be eligible for clearance and settlement through The Depository Trust Company.

                  (j) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers.

                  (k) With respect to the letter of Ernst & Young LLP, referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Initial Purchasers shall have received a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Initial Purchasers and dated as of the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (l) On or before the Closing Date, each of the Company and the Subsidiary Guarantors shall have entered into the Credit Documents, as applicable, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof. There shall not exist at and as of the Closing Date any conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default), after giving effect to the issuance of the Notes and Guarantees, under the New Credit Facility and the commitments under the Existing Credit Facility have been terminated.

                  (m) The Initial Purchasers shall have received (i) a certificate from the Company, dated the Closing Date, signed by its Chairman of the Board or President and its Chief Financial Officer or Treasurer and (ii) a certificate from each Subsidiary Guarantor, dated as of the Closing Date, signed by an officer thereof stating, as applicable, that:

                           (A) The representations and warranties of the Company and the Subsidiary Guarantors, as applicable, are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company and the Subsidiary Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date;

                           (B) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Offering Memorandum, except as described in the Offering Memorandum, no event or events have occurred, nor has any information become known, that, individually or in the aggregate, would have a Material Adverse Effect;

                           (C) They have examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion, the Preliminary Offering Memorandum and Offering Memorandum, as of their respective dates, did not, and the Offering Memorandum, as of the Closing Date, does not, include any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to Offering Memorandum; and

                           (D) The issuance and sale of the Notes and Guarantees by the Company and the Subsidiary Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

                  (n) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Lehman Brothers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                  (o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of Lehman Brothers, impracticable or inadvisable to proceed with the public offering or delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  SECTION 8.        Indemnification and Contribution.

                  (a) The Company and the Subsidiary Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes and the Guarantees), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company or the Subsidiary Guarantors (or based upon any written information furnished by the Company or the Subsidiary Guarantors) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION") or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes and the Guarantees or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiary Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Initial Purchasers furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchasers specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and provided further that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the forgoing indemnity shall not inure to the benefit of the Initial Purchaser (or any person who controls the Initial Purchaser or any officer or director thereof) from whom the person asserting such loss, claim, damage, liability or action purchased the Notes, to the extent that such sale was an initial resale by the Initial Purchaser and any such loss, claim, damage, liability or action of the Initial Purchaser is a result of the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person, and (ii) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of noncompliance by the Company with Section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective officers, each of their respective directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Subsidiary Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial

         Purchaser may otherwise have to the Company, the Subsidiary Guarantors or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
         Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Brothers shall have the right to employ one counsel to represent jointly Lehman Brothers and those other Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of Lehman Brothers, it is advisable for Lehman Brothers and those Initial Purchasers, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes and the Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes and the Guarantees purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes and the Guarantees purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes and the Guarantees under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective Purchase obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company and the Subsidiary Guarantors acknowledge that the last sentence on the cover page of the Offering Memorandum, and the first sentence of the fifth paragraph, the first and second sentences of the sixth paragraph and the sixth sentence of the tenth paragraph under the section entitled "Plan of Distribution" in the Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

                  SECTION 9.        Defaulting Initial Purchasers.

                  If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on such Closing Date in the respective proportions which the amount of the Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total amount of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on such Closing Date if the total amount of the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on such Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on such Closing Date pursuant to the terms of
Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to Lehman Brothers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on such Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to Lehman Brothers do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "INITIAL PURCHASER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company and the Subsidiary Guarantors for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Lehman Brothers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

                  SECTION 10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(m), 7(n) and 7(o) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

                  SECTION 11. Reimbursement of Initial Purchasers' Expenses. If the Company and the Subsidiary Guarantors shall fail to deliver the Notes and the Guarantees to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company and the Subsidiary Guarantors to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company and the Subsidiary Guarantors is not fulfilled, the Company and the Subsidiary Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes and the Guarantees, and upon demand the Company and the Subsidiary Guarantors shall pay the full amount thereof to Lehman Brothers.

                  SECTION 12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to the care of Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, Attention: Michael Konigsburg (Fax: (646) 758-4247), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Jeremy W. Dickens, Esq. (Fax: (212) 310-8007) and, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York (Fax: (212) 526-2648);

                  (b) if to the Company and the Subsidiary Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 701 Market Street, St. Louis, MO. 63101-1826, Attention:
         Chief Financial Officer, (Fax: (314) 342-7597), with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017-3909,
         Attention: Rise B. Norman, Esq. (Fax: (212) 455-2502);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers.

                  SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Subsidiary Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees of the Initial Purchasers and each person or persons, if any, who control any Initial Purchasers within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and any person controlling the

Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and the Guarantees and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  SECTION 15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Securities Act.

                  SECTION 16. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

                  SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  SECTION 18. Counterparts. This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  If the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       ISSUER

                                       PEABODY ENERGY CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:  Richard A. Navarre
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     GUARANTORS

                                     AFFINITY MINING COMPANY
                                     ARID OPERATIONS INC.
                                     BEAVER DAM COAL COMPANY
                                     BIG RIDGE, INC.
                                     BIG SKY COAL COMPANY
                                     BLACK WALNUT COAL COMPANY
                                     BLUEGRASS COAL COMPANY
                                     CABALLO COAL COMPANY
                                     CHARLES COAL COMPANY
                                     CLEATON COAL COMPANY
                                     COAL PROPERTIES CORP.
                                     COOK MOUNTAIN COAL COMPANY
                                     COTTONWOOD LAND COMPANY
                                     CYPRUS CREEK LAND COMPANY
                                     CYPRUS CREEK LAND RESOURCES, LLC
                                     EACC CAMPS, INC.
                                     EASTERN ASSOCIATED COAL CORP.
                                     EASTERN ROYALTY CORP.
                                     GALLO FINANCE COMPANY
                                     GOLD FIELDS CHILE, S.A.
                                     GOLD FIELDS MINING CORPORATION
                                     GOLD FIELDS OPERATING CO.-ORTIZ
                                     GRAND EAGLE MINING, INC.
                                     HAYDEN GULCH TERMINAL, INC
                                     HIGHLAND MINING COMPANY
                                     HILLSIDE MINING COMPANY
                                     INDEPENDENCE MATERIAL HANDLING
                                        COMPANY
                                     INTERIOR HOLDINGS CORP.
                                     JAMES RIVER COAL TERMINAL COMPANY
                                     JARRELL'S BRANCH COAL COMPANY
                                     JUNIPER COAL COMPANY
                                     KAYENTA MOBILE HOME PARK, INC.
                                     LOGAN FORK COAL COMPANY
                                     MARTINKA COAL COMPANY
                                     MIDCO SUPPLY AND EQUIPMENT
                                        CORPORATION
                                     MOUNTAIN VIEW COAL COMPANY
                                     MUSTANG ENERGY COMPANY, L.L.C.
                                     NORTH PAGE COAL CORP.
                                     OHIO COUNTY COAL COMPANY
                                     PEABODY AMERICA, INC.
                                     PEABODY ARCHVEYOR, L.L.C.
                                     PEABODY COALSALES COMPANY

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     PEABODY COALTRADE, INC.
                                     PEABODY COAL COMPANY
                                     PEABODY DEVELOPMENT COMPANY
                                     PEABODY DEVELOPMENT LAND HOLDINGS,
                                        L.L.C.
                                     PEABODY ENERGY GENERATION HOLDING
                                        COMPANY
                                     PEABODY ENERGY INVESTMENTS, INC.
                                     PEABODY ENERGY SOLUTIONS, INC.
                                     PEABODY HOLDING COMPANY, INC.
                                     PEABODY NATURAL GAS, LLC
                                     PEABODY RECREATIONAL LANDS, L.L.C.
                                     PEABODY SOUTHWESTERN COAL
                                        COMPANY
                                     PEABODY TERMINALS, INC.
                                     PEABODY VENEZUELA COAL CORP.
                                     PEABODY-WATERSIDE DEVELOPMENT,
                                        L.L.C.
                                     PEABODY WESTERN COAL COMPANY
                                     PINE RIDGE COAL COMPANY
                                     POND CREEK LAND RESOURCES, LLC
                                     POND RIVER LAND COMPANY
                                     PORCUPINE PRODUCTION, LLC
                                     PORCUPINE TRANSPORTATION, LLC
                                     POWDER RIVER COAL COMPANY
                                     PRAIRIE STATE GENERATING COMPANY,
                                        LLC
                                     RIO ESCONDIDO COAL CORP.
                                     RIVERS EDGE MINING, INC.
                                     RIVERVIEW TERMINAL COMPANY
                                     SENECA COAL COMPANY
                                     SENTRY MINING COMPANY
                                     SNOWBERRY LAND COMPANY
                                     STAR LAKE ENERGY COMPANY, L.L.C.
                                     STERLING SMOKELESS COAL COMPANY
                                     THOROUGHBRED, L.L.C.
                                     THOROUGHBRED GENERATING COMPANY,
                                        LLC
                                     THOROUGHBRED MINING COMPANY, L.L.C.
                                     YANKEETOWN DOCK CORPORATION

                                     By:_______________________________________

                                     Name:  Steven F. Schaab
                                     Title: Vice President

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                             COLONY BAY COAL COMPANY

                                  By: Eastern Associated Coal Corp., its general partner

                                    By:_________________________________________

                                    Name:  Steven F. Schaab
                                    Title: Vice President

                                  By: Charles Coal Company, its general partner

                                    By:_________________________________________

                                    Name:  Steven F. Schaab
                                    Title: Vice President

                                  PATRIOT COAL COMPANY, L.P.

                                  By: Bluegrass Coal Company, its managing
                                  partner

                                    By:_________________________________________

                                    Name:  Steven F. Schaab
                                    Title: Vice President

                                  PEABODY NATURAL RESOURCES
                                  COMPANY

                                  By: Gold Fields Mining Corporation

                                    By:_________________________________________

                                    Name:  Steven F. Schaab
                                    Title: Vice President

                                  By:  Peabody America, Inc.

                                    By:_________________________________________

                                    Name:  Steven F. Schaab
                                    Title: Vice President

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted:

LEHMAN BROTHERS INC.

By:_________________________________________

   Authorized Representative

For itself and as representative
of the several Initial Purchasers named
in Schedule 1 hereto

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   SCHEDULE 1

                                                                                        Principal Amount
Initial Purchasers                                                                          of Notes
------------------                                                                      ----------------
   Lehman Brothers Inc. ...........................................................      $ 292,500,000

   Morgan Stanley & Co. Incorporated ..............................................         81,250,000

   Wachovia Securities, Inc........................................................         65,000,000

   Fleet Securities, Inc...........................................................         48,750,000

   U.S. Bancorp Piper Jaffray Inc..................................................         32,500,000

   PNC Capital Markets, Inc........................................................         32,500,000

   Fortis Investment Services, LLC.................................................         32,500,000

   BMO Nesbitt Burns Corp..........................................................         24,375,000

   Credit Lyonnais Securities (USA) Inc............................................         24,375,000

   ABN AMRO Incorporated ..........................................................         16,250,000

Total                                                                                    $ 650,000,000
                                                                                         =============